Consent of Independent Auditors


We consent to the reference of our firm under the caption "Experts" and to the use of our report dated January 28, 2002 with respect to the financial statements of IDS Life Insurance Company of New York and to the use of our report dated March 22, 2002 with respect to the financial statements of IDS Life of New York Account 8 - IDS Life of New York Variable Second-To-Die Life Insurance (comprised of subaccounts YEQ, YEI, YGS, YIN, YIT, YMA, YMM, YBC, YBD, YCR, YCM, YDE, YEM, YEX, YFI, YGB, YGR, YIE, YMF, YND, YIV, YSM, YSA, YCA, YCD, YGI, YIR, YVL, YSB, YEG, YSC, YGC, YMP, YOS, YRE, YSV, YIF, YIS, YSE, YUE, YMC, YAG, YGT, YIG, YIP, YGW, YDS, YPH, YIO, YNO, YVS, YMI, YVA, YIC and YSP), included in Post-Effective Amendment No.4 to the Registration Statement (Form S-6, No. 333-42257) and related Prospectus for IDS Life of New York Variable Second-To-Die Life Insurance to be offered by IDS Life Insurance Company of New York.





/s/ Ernst & Young LLP
    Minneapolis, Minnesota
    April 29, 2002